Exhibit 99.01

KANA Software Completes a $4 Million Equity Financing

MENLO PARK, Calif. — September 30, 2005 - KANA Software, Inc. (NASDAQ: KANAE), a leading provider of Service Resolution Management (SRM) solutions, today announced that it completed a private placement of 2,626,912 shares of common stock with institutional investors at a price of $1.5227 per share for aggregate gross proceeds of approximately $4.0 million. In addition, KANA issued the investors warrants to purchase a total of 945,688 shares of common stock at an exercise price of $2.284. The parties closed the private placement on September 29, 2005. The proceeds will add to the company’s working capital.

An additional $1 million, which will bring the total to $5 million, will be invested at the same terms following KANA’s timely filings of its 2005 10-Qs.

“The same two firms that invested $2.4 million in our common stock last June 30th have once again independently shown their confidence in KANA by investing another $4 million. Now that NightWatch Capital owns over 15% of the outstanding common stock, John Nemelka, Managing Principal of NightWatch, has been invited to join KANA’s Board of Directors. His investment experience and shareholder perspective will definitely add significant value to our Board,” said John Thompson, CFO at KANA.

“NightWatch’s additional investment in KANA speaks for itself,” said Mr. Nemelka. “We believe KANA has an exciting value proposition and is well positioned to dominate the customer service market. We look forward to working with KANA’s directors and management to maximize value for shareholders.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

About KANA

KANA is a leading provider of Service Resolution Management (SRM) solutions that improve customer satisfaction, reduce service costs, and increase revenues. KANA’s award-winning suite of customer service solutions for assisted, self, and proactive service enables companies to resolve customer requests quickly and accurately across multiple channels. Built on the industry’s most advanced Web architecture, KANA’s solutions are in use at approximately half of the world’s largest 100 companies. For more information visit www.kana.com

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about KANA’s cost reduction measures and its expected reductions in operational expenses and amortization, KANA’s expected revenues, and KANA’s Resolution and IQ ECS products. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA Software

Jessica Hohn, 603-665-1306

jhohn@kana.com

Elise Sherman, 978-474-1900

PAN Communications

kana@pancomm.com

Investors:

Carolyn Bass or Susan Coss, 415-445-3240

Market Street Partners

kana@marketstreetpartners.com